Exhibit 10.20

International Standard Terms And Conditions Of Sale
All products and services of TomoTherapy Incorporated (“TomoTherapy”) are furnished to the buyer (“Buyer”) only on the terms and conditions stated in this document (“Terms”) and in the TomoTherapy quotation attached to this document (“Quotation”) to the exclusion of any terms and conditions submitted by Buyer orally or in writing. TomoTherapy’s performance of any contract is expressly conditioned on Buyer’s agreement to these Terms. Buyer’s submission of a purchase order that references the Quotation shall be deemed Buyer’s offer to purchase the Products described in the Quotation and Buyer’s acceptance of these Terms in their entirety and without alteration or supplementation. These Terms may not be altered, supplemented, or amended by the use of any other document(s), and TomoTherapy has not authorized any employee or agent to offer any terms, conditions, or any other rights whatsoever except as provided herein. Any additional or different terms and conditions contained in any oral communication or purchase order or other document of Buyer will be null and void, unless they are in writing and duly executed by TomoTherapy.
1. Quotations and Prices. The Quotation for TomoTherapy Hi-Art System, which includes the hardware, software, documentation, and other equipment necessary to operate such systems (collectively, the “System”) or any related goods and services of TomoTherapy as set forth in the Quotation (together with the System, the “Products”) are firm for the period, and expire on the date, set forth in the Quotation. All typographical or clerical errors are subject to correction, and all credit and finance terms and any other terms or descriptions set forth in the Quotation are subject to review by and approval of TomoTherapy management. Buyer’s order will become a firm order upon TomoTherapy’s receipt and acceptance of the purchase order that references the Quotation and the down-payment required by the Quotation. TomoTherapy’s acceptance of Buyer’s purchase orders, contracts, and down payment(s) and TomoTherapy’s performance thereunder are expressly conditioned upon such approval and Buyer’s compliance with all applicable statutes, codes, and regulations affecting the Products. If approval is not granted, any down payment(s) will be refunded without interest. The price quoted for a System includes installation (standard rigging only) of the System at, the location specified on the face of the Quotation. Unless expressly indicated otherwise on the Quotation, the price does not include, and Buyer shall be responsible for, (1) any and all taxes incurred on the sale of the Products (including without limitation all taxes based on gross receipts, e.g., sales, use, excise, value-added, stamp, transaction, or similar taxes); (2) all costs incurred for governmental approvals or permits required for the purchase, installation, and use of the Products at the installation site; and (3) all costs incurred for special transport and rigging methods required by the installation site (e.g., use of a crane to lift the System through roof or side wall, or rigging through an elevator shaft). If applicable, Buyer shall provide written evidence of its tax exempt status.
2. Payment Terms and Security Interest. The price of the Products, the payment schedule, and the payment terms therefore are set forth in the Quotation. TomoTherapy may charge interest for past due balances up to the maximum amount permitted by applicable law. TomoTherapy may cancel or delay delivery of any System or other Products in the event of an arrearage in Buyer’s account, provided that TomoTherapy has provided Buyer with written notice of such arrearage and allowed Buyer thirty (30) days from the date of notice to cure such arrearage.
Prior to delivery, TomoTherapy may change the construction, design, or configuration of any Product without notice to Buyer as long as the general function of the Product is not thereby negatively altered. If, prior to delivery, the general function of a Product will be altered by a change in the construction, design, or configuration, then TomoTherapy shall notify Buyer and Buyer shall have the option to terminate the purchase order for that portion relating to the altered Product and recover any and all payments directly allocable to that Product previously made to TomoTherapy. In the event of Buyer’s unauthorized cancellation, termination or default, however, TomoTherapy shall retain 25% of all down payments as liquidated damages.
TomoTherapy shall retain a purchase money security interest in the Products and all proceeds thereof, until such time as Buyer has made payment in full of all sums due, including interest, costs, and incidental expenses directly related to the Products. Buyer shall cooperate fully with TomoTherapy to execute such documents and accomplish such filings and/or recordings as TomoTherapy may deem necessary to maintain and perfect its security interest in the Products. Upon payment in full of all sums due, TomoTherapy shall cooperate with Buyer to cancel the purchase money security interest and accomplish such filing and/or recordings as Buyer may deem necessary.
If, due to no fault of TomoTherapy or its agents (other than those factors set forth in Section 14(a), below), commencement of the installation of the System is not started within one year of the date of the Quotation, then TomoTherapy may, in its sole discretion, invoice Buyer for the Products as if the System had been shipped and installed within one year of the date of the Quotation, and Buyer shall pay such invoice immediately upon receipt.
3. Shipping and Delivery Terms. Except as specifically set forth in these Terms, all terms are F.O.B. to Buyer’s site. Title and risk of loss for all Products other than Systems will pass to Buyer upon delivery to the designated place of shipment. Title and risk of loss for a System will pass to Buyer upon completion of the System installation, as described in these Terms. Products will be shipped to the address indicated on the face of the Quotation. Buyer will pay for all loading, freight, shipping, insurance, forwarding, and handling charges, export and customs clearance costs, import duties, insurance, and taxes incurred for the shipment of the Product to Buyer (collectively, the “Shipping Costs”). Anticipated shipping dates are subject to revision by TomoTherapy to adjust for future production schedule requirements; provided, however, that TomoTherapy will provide Buyer with thirty (30) days notice of any modification to the shipping schedule. Delivery is subject to availability and lead times required by TomoTherapy’s production schedule and with due notice to Buyer. Buyer may request reasonable delays of the scheduled shipping date established by TomoTherapy prior to the date the Product is shipped, provided that Buyer submits its request to TomoTherapy in writing at least 60 days before the scheduled shipping date, and TomoTherapy consents in writing to the date requested by Buyer. TomoTherapy’s consent will not be withheld unreasonably, but TomoTherapy may (i) refuse to honor any request for delay received within 60 days of the scheduled shipping date, (ii) store the Product at Buyer’s expense if Buyer is unable to accept delivery on the original scheduled shipping date (or any rescheduled shipping date), and (iii) invoice Buyer for the Product as if it had been shipped on the original requested shipping date (and Buyer will pay such invoice immediately upon receipt). For any Buyer request for a delay in the shipping date received by TomoTherapy within 60 days of the scheduled shipping date to which TomoTherapy, in its sole discretion, consents, TomoTherapy may (i) schedule (and Buyer shall accept) a new shipping date that conforms with the availability, lead times, and other requirements of TomoTherapy’s production schedule, and (ii) invoice Buyer for the Products as if they had been shipped on the original requested shipping date (and Buyer will pay such invoice immediately upon receipt).
4. Site Preparation and Installation. All down payments and progress payments must be made by Buyer as required by the Quotation before installation of a System will commence. Except as may otherwise be expressly provided pursuant to the Quotation, Buyer is solely responsible for preparing its site for installation of the System and will do so according to specifications supplied by TomoTherapy. Buyer shall provide TomoTherapy with full, free, immediate, and unobstructed access to the installation site. In connection with the installation of the System, Buyer, at its expense, will: (i) provide any scaffolding, platforms, building alterations, climate controls, power supplies, electrical circuits, safety switches, power outlets, conduits, wiring, structural support, utilities, plumbing, carpentry, or other work required by any applicable laws or TomoTherapy; and (ii) make any needed arrangements with trade unions or other third parties that may interfere (or threaten to interfere) with the installation of the System. If any party other than TomoTherapy is required to install the System, TomoTherapy’s obligation for installation will be limited to providing engineering supervision of the installation activities.
TomoTherapy offers no warranty and assumes no liability for the fitness or adequacy of the premises (or the utilities available at the premises) in which the System is to be installed, used, or stored. Buyer agrees to indemnify and hold TomoTherapy harmless against any loss, damage, or claim arising out of the condition of such premises (or utilities).
The System will be installed during normal working hours. Installation services include (1) connecting the System to safety switches and power outlets provided and installed by Buyer prior to delivery of the System and (2) testing the System after installation to verify compliance with TomoTherapy’s published performance specifications. Installation will be considered complete and Buyer shall be deemed to have accepted the System upon the earliest of when (a) the System meets TomoTherapy’s Acceptance Test Procedure (“ATP”) following installation at Buyer’s site, or (b) Buyer first uses the System for patient treatment. The quoted price includes standard installation services only. Any additional time required or delay experienced in installing the System stemming from the condition or location of the premises or any utilities, materials supplied or to be supply by Buyer, delay in completing site preparation, or any other cause beyond TomoTherapy’s reasonable control will be at Buyer’s expense.
Buyer is responsible for obtaining all government approvals required for the purchase, installation, and use of the System, including without limitation any certificate of need, other funding authorization, and zoning variances or property use permits. Buyer will complete all such activities diligently, will keep TomoTherapy notified periodically of the results of its efforts, and upon request from time to time, and prior to the scheduled shipping date for a System, will provide TomoTherapy with written confirmation of such approvals.
5. Deferred Installation. If installation (or commencement of installation) is delayed for reasons beyond TomoTherapy’s control, TomoTherapy may place the System in storage (in TomoTherapy’s facility or in a warehouse) at Buyer’s expense. Storage charges will be billed to Buyer monthly, and Buyer will pay all such invoices upon receipt.
6. Leases. Buyer’s desire or effort to lease any Product from a third-party leasing company shall not alter its obligations hereunder and Buyer is solely responsible for arranging for the lease agreement and all other related documentation to be reviewed and approved by TomoTherapy, and executed by all parties involved, not later than 120 days prior to the scheduled delivery date. Any Product lease shall be subject to the Terms without modification. No System will be delivered unless TomoTherapy receives copies of the fully executed lease documents and approves the same. Delays in conversion that limit funding to TomoTherapy may affect the anticipated delivery date.
7. Patent, Copyright, and Other Intellectual Property Rights. TomoTherapy shall defend or settle any claim brought against Buyer to the extent based on claims that Buyer’s possession or use of any of the Products (including documentation delivered therewith) infringes or violates any patents, copyrights, trade secrets or other intellectual property rights of third parties in the country where Buyer takes delivery of the Products. TomoTherapy’s obligations, however, under the immediately preceding sentence are subject to the following conditions: (i) Buyer shall give TomoTherapy prompt written notice of all such claims; (ii) Buyer shall tender sole control of the defense of such claim(s) to TomoTherapy; and (iii) Buyer shall reasonably cooperate with TomoTherapy in defending against such claim(s), including making known or available to TomoTherapy all Buyer records and documents pertaining to such claims. TomoTherapy shall not be bound by the terms of any compromise or settlement agreement negotiated or concluded by Buyer without the prior written consent of the CEO or President of TomoTherapy. If the design, manufacture, sale, or use of any Product(s) is enjoined as a result of any lawsuit or proceeding, TomoTherapy shall, at its own expense and sole option, either (i) procure a license or other right for Buyer to continue using the Product(s); (ii) modify or replace the Product(s); or (iii) accept return of the infringing Product(s) and refund the purchase price less reasonable depreciation. The terms of this section will not apply in the event of any sale or other transfer of the Products by Buyer or to the extent of any use of the Products in combination with products or devices not furnished by TomoTherapy. The terms of this Section 7 set forth TomoTherapy’s entire liability to Buyer for any claim based upon or related to any alleged infringement or violation of any patent or copyright or other intellectual property rights and is subject to the terms and limitations set forth in Section 10, below.
8. Software License.
(a) License Grant. TomoTherapy will grant to Buyer a nonexclusive and nontransferable license to use the software necessary to operate the System (the “Software”) as defined or referenced herein, commencing upon Buyer’s acceptance of the System and for so long as Buyer may own or use the System (the “License”). Buyer agrees to pay TomoTherapy a one-time license fee. This fee is included in the System price set forth in the Quotation.
(b) Use Restrictions.
     (i) The License granted to Buyer will not include any right to use the Software for purposes other than operation of the System nor does it grant the right to copy, sell, assign, transfer, sublicense or prepare derivative works from the Software for any purpose without the prior written consent of TomoTherapy.
     (ii) The rights granted to Buyer shall not affect the exclusive ownership by TomoTherapy of the Software or of any trademarks, copyrights, patents, trade secrets, proprietary rights, or other property rights of TomoTherapy or any of TomoTherapy’s third party vendors pertaining to the Software.
     (iii) This License will not extend to any maintenance or service software shipped to or located at Buyer’s premises which is intended to assist TomoTherapy employees in the installation, testing, service, and maintenance of the System. Buyer is prohibited from installing or using any such maintenance or service software without the prior written consent of TomoTherapy.
     (iv) Buyer agrees that only authorized officers, employees, and agents of Buyer will use the Software or have access to the same and that none of Buyer’s officers, employees, or agents will disclose any part or all of the Software to any person not so authorized by Buyer. Buyer acknowledges that certain of TomoTherapy’s rights may be derived from license agreements with third parties and as such Buyer agrees to preserve the confidentiality of information disclosed to TomoTherapy under such third party license agreements. If Buyer modifies the Software in any manner, all warranties associated with the Software and the System shall become null and void. Buyer shall cause each authorized user of the System or the Software to abide by the terms and conditions of this License Agreement as if each were a party hereof. Buyer agrees not to decompile or reverse engineer the Software and acknowledges that any attempt to do so is a material breach of this License.
     (v) This License is conditioned upon Buyer maintaining the configuration of the System as it was originally designed and manufactured and using only those subsystems and components certified by TomoTherapy in connection with the System. The Software may not perform as intended on systems modified by personnel other than those under the direct supervision of TomoTherapy or on systems which include subsystems or components not certified by TomoTherapy. TomoTherapy does not assume any responsibility or liability with respect to unauthorized modification or substitution of subsystems or components.
(c) Service Logs. In partial consideration of the License, Buyer shall provide TomoTherapy with daily updates of all service and error logs and all other maintenance and support information for the

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System. Buyer will cooperate with TomoTherapy to establish the method and protocols for transmission of this data.
(d) Agreement to License/ Term. Buyer’s submission of a purchase order for a System constitutes an agreement to the terms of the License. This License does not supersede or replace any terms and conditions of the Quotation, or any written warranties or service contracts applicable to the System. This License is deemed accepted by Buyer and is in effect for as long as Buyer continues to use the System, except that TomoTherapy may terminate this License in the event of any default by Buyer. Buyer agrees to return the Software and any copies thereof to TomoTherapy immediately upon expiration or termination of this License.
9. System Limited Warranty.
(a) Limited System Warranty. For a period of 12 months from the earlier of when Buyer accepts the System or the System meets TomoTherapy’s ATP, as described herein, TomoTherapy warrants that the System will be free from defects in material and workmanship and that the System will meet the technical and performance specifications contained in Product Data Sheets and Operation Manuals published by TomoTherapy. The System may contain certain components which have been remanufactured or refurbished following limited prior use.
This limited warranty is subject to the following conditions: (a) the System (i) is to be installed by authorized TomoTherapy representatives, or is to be installed in accordance with all TomoTherapy installation instructions by personnel trained by TomoTherapy; (ii) is to be operated only by personnel duly trained in the proper operation of the System; (iii) is to be operated according to all operation manuals provided with the System; and (iv) is to be maintained in strict compliance with all recommended and scheduled maintenance instructions provided by TomoTherapy; (b) Buyer is to notify TomoTherapy within a reasonable time (not to exceed 30 days) in the event the System at any time fails to meet performance specifications set forth in the Product Data Sheets and Operation Manuals; and (c) no software shall be run or installed upon a System unless authorized in writing by TomoTherapy.
(b) Software Updates. The Software provided with the System will be the latest commercially distributed version of the standard Software that is available as of the date of the Quotation. Updates to standard Software for the System which do not require additional hardware or hardware modifications will be performed as a part of normal warranty service during the term described in Section 9(a), above. Any Software updates requiring supplemental, additional, exchange, or replacement hardware will be installed by TomoTherapy if Buyer purchases such required hardware. All Software upgrades designated by TomoTherapy in its Product Data Sheets or other published materials as optional software are available to Buyer on terms and conditions to be quoted by TomoTherapy.
(c) Hardware Upgrades or Replacements. Any supplemental, additional, exchange or replacement hardware purchased from TomoTherapy for the System will be warranted for a period of 90 days from the date such hardware is installed by TomoTherapy or from the date of delivery if such hardware is not installed by TomoTherapy.
(e) Warranty Service. Warranty service includes all necessary service calls to repair or replace components of the System as provided by this limited warranty. Warranty service will be performed during TomoTherapy’s normal business hours. In the event it is not possible to complete warranty service within normal business hours, or in the event Buyer specifically requests that warranty service be performed outside of TomoTherapy’s normal business hours, Buyer agrees to pay the standard TomoTherapy service rates in effect for such services.
When warranty service is scheduled or requested, Buyer will give TomoTherapy service personnel full, free, and unobstructed access to the System and to Buyer’s operation, performance, and maintenance records for the System. Buyer will be ineligible for warranty service if it does not provide such access to the System and Buyer’s records. Buyer agrees to compensate TomoTherapy at prevailing service rates in effect as of the date any such warranty service is to be performed for all time spent by TomoTherapy service personnel waiting for access to the System and records prior to beginning work on the service call.
(f) Exclusions. Warranty coverage does not include any defect or performance deficiency which is the direct or indirect result of (i) accident, abuse or misuse; (ii) operation of the System outside of specified environmental, electrical, or performance requirements, conditions, capabilities, or standards; (iii) power fluctuation or failure; (iv) vandalism or any other damage or alteration of the System by persons other than TomoTherapy employees, TomoTherapy designated representatives or Buyer employees trained by TomoTherapy and under the direction of TomoTherapy; (v) combination of incompatible products; (vi) fires, floods, and other natural causes; (vii) inadequate humidity or temperature control; or (viii) damage, neglect, alteration, or any impairment of the System resulting from (a) causes or conditions not associated with ordinary storage, handling, installation, maintenance, service, or use, or (b) maintenance or service by any party other than TomoTherapy or a designated representative of TomoTherapy, or (c) any acts, omissions, causes, or events beyond the control of TomoTherapy.
This warranty does not include items which are consumed through normal daily use, including without limitation, cushions, knee supports, pads, magnetic tape, flexible magnetic diskettes, CD ROMs, optical disc or any accessory or supply items, and does not include any liability or responsibility for losses or expenses related to the removal or reconstruction of walls, partitions, ceilings, floors, or other parts of any facility occasioned by any warranty services performed hereunder or any costs incurred in providing any other building alterations, scaffolding, platforms, lifting equipment, rigging, shielding, climate controls, power supplies, electrical circuits, safety switches, power outlets, conduits, wiring, structural support, utilities, plumbing, carpentry, security, or other work required in connection with providing warranty services.
(g) Remedies. If TomoTherapy determines that the System does not meet the technical and performance specifications contained in Product Data Sheets and Operation Manuals, it may, in its sole discretion, either replace the System or repair any defects reported during the warranty period. In the event TomoTherapy elects to replace components, TomoTherapy shall have the option of furnishing either new or remanufactured or refurbished parts or assemblies.
(h) Transfer. If Buyer transfers or relocates the System, all obligations under this warranty will terminate unless Buyer receives the prior written consent of TomoTherapy for the transfer or relocation. Upon any transfer or relocation, the System must be inspected and certified by TomoTherapy as being in compliance with all technical and performance specifications, and Buyer will compensate TomoTherapy for such inspection services at the then prevailing service rates.
(i) Disclaimer. THE LIMITED WARRANTIES SET FORTH ABOVE ARE EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR PARTICULAR PURPOSE. TOMOTHERAPY NEITHER ASSUMES (NOR HAS AUTHORIZED ANY PERSON TO ASSUME FOR IT) ANY OTHER WARRANTY IN CONNECTION WITH THE SYSTEM. BUYER’S SOLE REMEDIES FOR BREACH OF SUCH LIMITED WARRANTIES ARE SET FORTH IN THIS SECTION 9, AND SUCH REMEDIES ARE SUBJECT TO THE TERMS AND LIMITATIONS OF SECTION 10, BELOW.
10. Damages and Liability. TOMOTHERAPY’S TOTAL LIABILITY IN DAMAGES OR OTHERWISE FOR ANY CLAIM ARISING FROM OR IN CONNECTION WITH THE SYSTEM OR ANY PRODUCTS OR SERVICES PROVIDED BY TOMOTHERAPY IN CONNECTION THEREWITH SHALL NOT EXCEED THE PAYMENT, IF ANY, RECEIVED BY TOMOTHERAPY FOR THE SYSTEM OR ANY OTHER PRODUCTS OR SERVICES. IN NO EVENT SHALL TOMOTHERAPY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOST REVENUES, LOST PROFITS, DAMAGE TO ASSOCIATED EQUIPMENT OR FACILITIES, COSTS OF REPLACEMENT POWER, COSTS ASSOCIATED WITH DOWNTIME, AND ANY SIMILAR DAMAGES, EXPENSES, OR LOSSES, AND REGARDLESS OF HOWEVER CAUSED, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY. Liability to third parties for bodily injury or death resulting from TomoTherapy’s performance or the Products shall not be affected by the limitations set forth above in this Section 10 and shall be determined in accordance with Section 11, below, in proportion to TomoTherapy’s relative fault under applicable law.
11. Indemnity. With respect to bodily injury to or death of third parties, TomoTherapy shall be responsible in such proportion as reflects its relative fault as determined in accordance with applicable law, and Buyer shall be responsible for all other liability for damages arising from or in any way related to the use or operation of any Product by Buyer, its employees, agents, and other non-TomoTherapy personnel. Notwithstanding the foregoing and notwithstanding any fault or neglect attributable to TomoTherapy, TomoTherapy shall have no responsibility whatsoever for, and Buyer shall indemnify, defend, and hold TomoTherapy harmless from, any and all damages or injury that arises from or relates to (i) any use, operation, or service of the System or any other Products by other than TomoTherapy personnel prior to completion of the ATP at the installation site; or (ii) any use, operation, or service of the System or any other Products contrary to written warning or instruction given by TomoTherapy with respect to such Products, including but not limited to unauthorized use and/or modification of Products or components thereof.
12. Limitation of Claims. No claims, regardless of form, arising out of or in connection with the System or any other Products provided by TomoTherapy may be brought against TomoTherapy more than one year after the date on which the cause of action accrued or the date on which TomoTherapy’s performance with respect to such System or other Products was completed or terminated, whichever is earlier.
13. Confidentiality. All drawings, designs, specifications, performance criteria, test results, product data sheets, Software, diagnostic software, manuals, and other documentation and information delivered by TomoTherapy in connection with the Products shall remain the property of TomoTherapy. Copyright and other intellectual property rights in all such materials shall remain in TomoTherapy at all times. Except for such materials and information as may be found in the public domain, Buyer shall hold all other information and materials provided by TomoTherapy (“Confidential Information”) in the strictest confidence and protect it from disclosure to or use by third parties through measures, and exercising a degree of care, that are at least as protective as those Buyer exercises in safeguarding the confidentiality of its own proprietary information and that constitute not less than a reasonable degree of care under the circumstances. Confidential Information may only be disclosed to Buyer’s employees and agents who require access in the performance of their duties for Buyer and who are subject to written confidentiality obligations to Buyer that are not less restrictive than those set forth herein. Other than as provided in the preceding sentence, Buyer shall not disclose Confidential Information to any third parties without the prior written authorization of TomoTherapy. Buyer recognizes and agrees that there is no adequate remedy at law for a breach of this Section 13, that such a breach would irreparably harm TomoTherapy, and that TomoTherapy is entitled to equitable relief (including without limitation injunctive relief) with respect to any such breach or potential breach in addition to any other remedies.
To the extent that TomoTherapy receives individually identifiable health information of patients (“PHI”) that is subject to the federal and state law counterparts of the Health Insurance Portability and Accountability Act, including all regulations and rules promulgated thereunder (collectively “HIPAA”), TomoTherapy shall hold such information in the strictest confidence and shall not use or disclose such information except as (i) authorized by HIPAA, (ii) required by law, or (iii) directed or authorized by Buyer in writing. TomoTherapy shall only disclose or permit access to such PHI to its employees who require access in the performance of their duties. TomoTherapy shall protect and safeguard any PHI that it may receive in accordance with all applicable HIPAA requirements and the terms of any separate agreement with Buyer concerning such information.
14. Miscellaneous.
(a) Performance. Neither party shall be liable for any delay in delivery or other default in performance that is due to unforeseen circumstances, or to causes beyond its reasonable control and without the fault or negligence of such party. Such causes and circumstances include, without limitation, strikes, lockouts, and other labor disputes, riots, civil unrest, war, sabotage, vandalism, terrorism, explosions, embargoes, epidemics, fire, flood, storms, and other similar and dissimilar natural causes, acts of God, unforeseen delays in transportation or in obtaining any permits or licenses, or other delays caused by unforeseen action or inaction of civil or military authorities, or of contractors or subcontractors, or of other third parties (other than those contractors, subcontractors, or third parties under the control of the nonperforming party), and any other cause or condition beyond the parties’ reasonable control. Provided any such delay or default is neither material nor indefinite, the time for performance shall be extended for a commercially reasonable period of time and thereafter the other party shall accept performance hereunder.
(b) Default. Buyer’s failure to either make any payment when due or comply with any other material term or condition of these Terms shall constitute default. If Buyer has not cured the default within 30 days after TomoTherapy gives written notice of such default, TomoTherapy may, in addition to any other rights and remedies provided herein or under law, terminate the agreement between itself and Buyer and terminate its obligations to perform thereunder by giving Buyer written notice to take effect upon receipt. In such event, and in addition to any other damages provided herein or allowed under applicable law, TomoTherapy shall recover all costs, expenses, and attorney fees incurred in connection with such default and termination.
(c) Choice of Law, Jurisdiction, and Venue. Except as otherwise specifically provided herein, any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be Zurich, Switzerland. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of Wisconsin, United States. TomoTherapy and Buyer specifically waive application of the United Nations Convention for the International Sale of Goods to these Terms, the purchase and sale of any Product, and any obligation stemming from the purchase or sale of any Product.
(d) Assignment. Buyer may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of TomoTherapy, such consent not to be unreasonably withheld.
(e) Waiver. The failure of Buyer or TomoTherapy at any time to require the performance of any obligation will not affect the right to require such performance at any time thereafter. The waiver of any remedy with respect to any default will not be taken as a waiver of any remedy for any succeeding default. Unless otherwise provided herein, no limitation or restriction on the remedies available to either party is intended by these Terms.
(f) Invalidity and Interpretation. The invalidity or unenforceability of any provision hereof, whether in whole or in part, for any reason, will not affect the remaining provisions, and all Terms will be construed in all respects as if any such invalid or unenforceable provision(s) were omitted. Course of dealing, course of performance, course of conduct, prior dealings, usage of trade, community standards, industry standards, and customary practice or interpretation in matters involving the sale, delivery, installation, use, or service of the Products and services provided hereunder or similar or dissimilar equipment, goods, or services shall not serve as references in interpreting the Terms.
(g) Entire Agreement. These Terms together with the Quotation for the Products and any related documents expressly agreed to in writing by the parties contain the complete and exclusive statement of the terms of agreement of the parties with respect to the subject matter hereof and supercede all prior understandings, representations, and warranties, written or oral. Buyer’s obligations hereunder are independent of any other obligations Buyer may have under any other contract or account with TomoTherapy, and Buyer may not set off any payments or obligations due it under any such other contract or account with TomoTherapy against any payments due hereunder.
(h) Survival. The provisions of, and respective obligations of the parties under, Sections 2, 7, and 9 through 14, inclusive, shall survive any termination of any of the parties’ other obligations hereunder or other termination of their agreement with respect to the Products.
(i) Conflicts. In the event of any ambiguity or conflict between or among these Terms , the Quotation and any other agreement or writing signed by TomoTherapy, the express terms of the Quotation, and if there are no such terms with respect to the subject matter in question, these Terms shall govern and control. In no event, however, shall any additional, differing, conflicting, supplemental or other terms or conditions stated in any purchase order, acknowledgment, contract or other document issued by Buyer have any effect or bind TomoTherapy unless such terms are specifically accepted in writing by the Chief Executive Officer of TomoTherapy.